                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                           AMENDMENT NO. 1

                                  TO

                              FORM SB-2

                        REGISTRATION STATEMENT

                              UNDER THE

                        SECURITIES ACT OF 1933

                        GENTOR RESOURCES, INC.

            (Name of small business Issuer in its charter)

       Florida 1000 20-2679777

  (State or other (Primary Standard (I.R.S. Employer

  jurisdiction of Industrial Identification No.)

  incorporation or Classification Code

  organization) Number)

                          1 Alder Gulch Road

                     Virginia City, Montana 59755

                            (406)843-5383

(Address and Telephone Number of Principal Executive Offices and

                     Principal Place of Business)

                    Lloyd J. Bardswich, President

                       Gentor Resources, Inc.

                          1 Alder Gulch Road

                     Virginia City, Montana 59755

                            (406)843-5383

      (Name, Address and Telephone Number of Agent for Service)


                              Copies to:

                       Edward H. Gilbert, Esq.

                       Edward H .Gilbert, P.A.

                  5100 Town Center Circle, Suite 430

                      Boca Raton, Florida 33486

                       (561) 361-9300 Ext. 202

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to

Rule 434, please check the following box. ( )

                   CALCULATION OF REGISTRATION FEE

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

  Title of Amount to Proposed Proposed Amount of

 each class be maximum maximum registration

     of registered offering aggregate fee

 securities price per offering

to be Share (1) price (1)

registered

Common 200,000 $5.00 $1,000,000 $117.70

Stock, shares

$.0001 par

value



(1) Estimated solely for purpose of calculating the registration fee.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of

1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a),

may determine.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities,

and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion, May 1, 2006

                              Prospectus

                        Gentor Resources, Inc.

                    200,000 shares of Common Stock

                           $5.00 per share




                      Per Share Minimum Maximum

Initial Offering $5.00 $200,000 $1,000,000

Price to Public

Commissions $0.00 $0 $0

Proceeds to

Gentor Resources $5.00 $200,000 $1,000,000



This is our initial public offering. There has never been a public market for our common stock, and we have arbitrarily determined the offering price.

We are offering the shares on a "best efforts" basis. We are making the offering through our president, who will not be compensated for offering the shares. Any prospective purchaser will be required to purchase a minimum 1,000 shares. All proceeds from the offering will be deposited into a non-interest bearing special receipts account in our name, and unless we receive paid subscriptions for at least 40,000 shares by May 31, 2006, no shares will be sold and all proceeds held in the special receipts account will be promptly returned to subscribers without interest. If we receive paid subscriptions for at least 40,000 shares by May 31, 2006, we will transfer those proceeds from the special receipts account to our


general operating account. Any proceeds that we receive after the receipt of proceeds from the sale of 40,000 shares will be deposited directly into our general operating account. If we sell at least

40,000 shares by May 31, 2006, we may extend our offering until the earlier of September 30, 2006 or the time that all 200,000 shares are sold.

An investment in the shares involves substantial risks and is speculative. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS

PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these

securities or determined if this prospectus is truthful or complete.

Any representation to the contrary is a criminal offense.

            The date of this prospectus is May 1, 2006


In making a decision whether to buy our common stock, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any different or other information.


                          PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. Before deciding whether to invest in our common stock, you should carefully read the entire prospectus. In this prospectus, references to "we," "us" and "our"

refer to Gentor Resources, Inc.

Our Proposed Business

We are an exploration stage company (as such term is defined in

Securities Act Industry Guide 7(a)(4)(i)) which means that we are engaged in the search for mineral deposits (reserves) which are not either in the development or production stage. We are in the business of gold exploration. We have already entered into an

Amended and Restated Mining Exploration and Option Agreement with

Hartmut W. and Inga M. Baitis (the "Claim Owner") which relates to six (6) unpatented mining claims, Gold #1 through Gold #6

(collectively, the "Subject Claims") owned by the Claim Owner within the Delmoe Lake Property in Jefferson County, Montana.

The 120 acre Delmoe Lake Property (the "Property") is located in southwest Montana approximately 25 miles east of Butte, within the

Homestake Mining District of Jefferson County, Montana. The

Property is located on the southeast flank of the Boulder Batholith.

A major northeast-southwest trending fault line (a lineament) is immediately adjacent to the mineralized area.

Little information is available on the history of the Property or surrounding area prior to 1981. In September of 1981, Noranda

Exploration Company ("Noranda") conducted surface and underground testing of rock to determine the presence or absence of gold. Under the supervision of the Claim Owner, the samples of rock from the

Property were collected and chemically tested (assayed) to determine the amounts of valuable metals. Results from the Noranda samples showed anomalous values of gold. Later, in 1992, Independence Mining carried out a similar sampling program on the Property. Their sampling results were similar to the previous Noranda results. The potential economic significance of the Subject Claims is based upon the sampling results previously reported by Noranda and Independence

Mining, as well as the report by Roscoe Postle Associates, Inc.

which confirms the anomalous presence of gold in the Subject Claims.

However, the Subject Claims have not yet been explored by us. The

Property is without known reserves. The Property is accessed by 13


miles of improved and unimproved gravel road off of Interstate

Highway 90. A 2 mile 4-wheel drive road would be used to access the

Property from Delmoe Lake, but such road will require work to provide access for heavy equipment.

The Property is considered to be at the grass-roots exploration stage. There is no assurance that commercially viable gold-bearing mineral deposits exist on any of the Subject Claims. Our objective is to conduct a two Phase exploration program on the Subject Claims to assess the extent of any mineral deposits. Although previous workers on the Property reported the presence of gold in quartz veins, we cannot provide any assurance that the Subject Claims will prove commercially viable.

Our plan is to complete the first Phase of our exploration program in order to assess the nature and tenor of the gold mineralization and to determine the advisability of proceeding with Phase 2. Based upon the report prepared by Roscoe Postle Associates, Inc. ("Roscoe

Postle Associates") we anticipate that the cost to undertake Phase 1 of our exploration program is approximately $140,000. If Phase 1 of our exploration program is successful, we expect to proceed with a second Phase of our exploration program. Phase 2 of our exploration program is expected to include further excavation, drilling and engineering studies, and is expected to cost us approximately

$250,000. Until we have completed Phase 2 of our exploration program, we can not determine if commercially viable gold deposits exist within the Subject Claims because Phase 1 does not include a drilling program, and without a drilling program, there is not enough information to determine if the Subject Claim contains commercially viable deposits of gold. We have determined that if we receive at least the minimum proceeds of our offering, we will have adequate funds to complete Phase 1 of our exploration program as recommended by Roscoe Postle Associates, but we will not have sufficient funds to proceed with Phase 2 of our exploration program unless we raise substantial additional capital or locate a joint venture partner. If we receive the maximum proceeds of our offering we will have sufficient funds to complete Phase 2 of our exploration program.

Until we complete Phase 1 of our exploration program, we are unable to determine when or if Phase 2 of our exploration program would commence. The Directors of Gentor, all whom have mining and

exploration expertise, will assess and review the results, data and


analysis derived from our Phase 1 exploration program to determine the presence of gold, the feasibility, if any, of recovering any such gold deposits, and whether or not the planned expenditures for

Phase 2 of our exploration program are warranted. Since the

maintenance of the Option Agreements are relatively inexpensive, if the results of the Phase 1 exploration program indicate the presence of gold, but less than expected based on the previous results of

Noranda and Independence Mining, such that it would not be costs effective and/or profitable to mine or further explore the Property based on the then current price of gold, then we plans to keep the

Option Agreements open and hope for higher gold prices that would justify further development of the Subject Claims. Also, if the

Directors of Gentor determine that further development and/or exploration of the Subject Claims is not warranted at such time,

then we intend to acquire new claims for exploration, if we have the adequate funds to do so.

To date our founders, Arnold T. Kondrat and Lloyd J. Bardswich have contributed an aggregate of $50,000 to our capital in exchange for which we have issued 450,000 and 50,000 shares of our common stock,

respectively to such parties.

Since our inception, we have not generated any revenues, and we have incurred losses. We have not yet commenced operations, and our auditors have, as part of their report on our financial statements,

included a "going concern opinion". A "going concern opinion"

expresses substantial doubt as to our ability to continue as a going concern. Currently, we are entirely reliant upon receipt of at least the minimum proceeds of our offering to commence our proposed operations.

Corporate Information

We are a Florida corporation formed on March 24, 2005.

Our executive offices are located at 1 Alder Gulch Road, Virginia

City, Montana 59755, and our telephone number is(406)843-5383.


Our Offering




Common stock offered by us Up to 200,000 shares. The

                                minimum purchase is 1,000

                                shares.

Public offering price of $5.00 per share.

shares being offered by us

Offering Period Unless we receive paid

                                subscriptions for at least

                                40,000 shares by May 31, 2006,

                                no shares will be sold and all

                                proceeds will be promptly

                                returned to subscribers without

                                interest. If we sell at least

                                40,000 shares by that date, we

                                may extend our offering until

                                the earlier of September 30,

                                2006 or the time that all

                                200,000 shares are sold.

Common stock to be outstanding 540,000 shares if 40,000 shares after the offering are sold or 700,000 shares if

                                200,000 shares are sold.

Use of proceeds We intend to use the net

                                proceeds primarily to undertake

                                our exploration program as to

                                the Subject Claims and to pay

                                our operating expenses and for

                                other general corporate

                                purposes. See "Use of Proceeds."



We initially intend to offer our shares in the states of Florida and

New York, although we may expand our offering to other states.


Summary Financial Information




BALANCE SHEET

                                             December 31, 2005

TOTAL CURRENT ASSETS $19,441

TOTAL ASSETS $19,441

TOTAL CURRENT LIABILITIES $67,078

TOTAL LIABILITIES $67,078

STOCKHOLDERS' EQUITY (DEFICIENCY) ($47,637)

TOTAL LIABILITIES AND STOCKHOLDERS' $19,441

EQUITY (DEFICIENCY)






INCOME STATEMENT

                                             From inception to

                                             December 31, 2005

INCOME

OPERATING INCOME $0

INTEREST INCOME $182

TOTAL INCOME $182

OPERATING EXPENSES $19,309

OTHER EXPENSES - $78,510


TOTAL EXPENSES $97,819

NET LOSS $97,637

NET LOSS PER SHARE $0.20



                             RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur our financial condition and results of operations would likely not permit us to continue to operate and our business could fail. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

Because we have only recently commenced business and have a limited operating history, there is no basis upon which you can evaluate our proposed business and prospects.

     * We were incorporated under the name Gentor Resources, Inc.

          on March 24, 2005, and to date have been involved

          primarily in organizational activities and obtaining our

          Option Agreement.

     * We have not begun the exploration of our Subject Claims,

          and there is no way to evaluate the likelihood of whether

          we will be able to operate our proposed business

          successfully.


     * If our business fails to develop in the manner we have

          anticipated, you will lose your investment in the shares.

As a newly formed mineral exploration company, we are subject to the many risks and unforseen expenses and problems that newly formed mineral exploration companies encounter, which could result in a total loss of your investment in the shares.

     * As a newly formed mineral exploration company, we are

          subject to all of the operating hazards and risks normally incident to exploring and developing mineral properties

          such as unusual rock formations, environmental pollution,

          personal injuries, industrial accidents, flooding,

          cave-ins, and periodic interruptions due to inclement

          weather. These risks can materially adversely affect our

          business and cause our business to fail. Furthermore, if

          we are unsuccessful in preparing for and/or addressing

          these risks, our business will be likely to fail and you

          will loose your entire investment in the shares.

     * Similar to other mineral exploration companies, we are

          also subject to many unforseen risks and expenses incident to exploring and developing mineral properties such as

          delays in governmental or environmental permitting,

          changes in the legislation governing the mining industry

          that might alter our ability to conduct our operations as

          planned, the availability of reasonably priced insurance

          products, unexpected construction costs necessary to

          create and maintain the production facility, and normal

          fluctuations in the general markets for the minerals

          and/or metals to be produced. These risks and expenses,

          while beyond our control, can materially adversely affect

          our business and cause our business to fail. Furthermore,

          if these unforseen costs and expenses exceed our current

          estimates, our business will be likely to fail and you

          will loose your entire investment in the shares.


As a newly formed mineral exploration company, we will be required to implement and execute our proposed business, and if we are unable to do so you will lose your investment in the shares.

     * New mineral exploration companies are traditionally

          subject to high rates of failure. We are no exception to

          this general trend and we can provide no assurances to

          investors that we will be able to generate any operating

          revenues or achieve profitable operations.

     * If we are unsuccessful in implementing exploration plans due to the problems, risks, or expenses previously

          mentioned above, our business will likely fail and you

          will lose your entire investment in the shares.

As a newly formed mineral exploration company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

     * If exploration of our Subject Claims proves successful,

          our potential for growth will place a significant strain

          on our technical, financial and managerial resources. We

          may have to implement new operational and financial

          systems and procedures, and controls to expand, train and

          manage employees and to coordinate our technical and

          accounting staffs, and if we fail to do so you will lose

          your investment in the shares.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to implement our business plan.

     * We are obligated to pay our operating expenses as they

          arise, including required annual fees to the State of

          Florida. If we sell any of our shares in this offering, we will incur legal and accounting expenses to comply with

          our reporting obligations to the SEC. If we fail to pay

          any of the forgoing, we may be forced to cease our

          business operations.


     * If we receive the proceeds of the sale of the minimum

          number of our shares, we will be able to continue with our limited operations, and we will be able to undertake Phase

          1 of our exploration plans, but we will not be able to

          undertake Phase 2 of our exploration plans.

     * If we receive the proceeds of the sale of the maximum

          number of our shares, we will be able to implement our

          proposed business plan, and we anticipate that we will

          have sufficient funds to continue our proposed business

          operations for at least 12 months.

If we need to raise additional funds, the funds may not be available when we need them. We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and, if we use equity securities to raise additional funds dilution to our shareholders may occur.

     * To the extent that we require additional funds, we cannot assure you that additional financing will be available

          when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to

          terminate our business.

     * If additional funds are raised through the issuance of

          equity securities, the percentage ownership of our

          existing stockholders will be reduced; and those equity

          securities issued to raise additional funds may have

          rights, preferences or privileges senior to those of the

          rights of the holders of our common stock.

If we fail to make required payments under the Option Agreement or to the United States Department of the Interior, Bureau of Land

Management, we will lose the right to the Subject Claims.

     * In order to maintain our rights under the Option Agreement we must timely make annual payments to the Claim Owner and to the United States Department of the Interior, Bureau of

          Land Management , and if we fail to do so we will lose our option as the Option Agreement will be terminated.


     * If our Option Agreement is terminated we may be forced to cease our business operations in which event you will lose your investment in the shares.

If our exploration program provides results indicating a

commercially viable gold deposits exist within the Subject Claims we will be required to raise substantial additional capital or locate a joint venture partner in order to achieve production and generate revenue from such deposits, and if we are unable to do so, our business may fail and you will lose your entire investment in the shares.

     * If the initial results of our exploration program are

          successful, we may try to enter a joint venture agreement

          with a partner for the further exploration and possible

          production from any mineral deposits within the Subject

          Claims.

     * If we entered into a joint venture agreement, we would

          likely be required to assign a substantial percentage of

          our interest in the Subject Claims to the joint venture

          partner.

     * If we are unable to enter into a joint venture agreement with a partner, or if we are otherwise unable to raise

          substantial additional capital, our business may fail and

          you will lose your entire investment in the shares.

Most, if not all, of our competition will be from larger, more well established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

     * If we are able to implement our business operations,

          substantially all of our competitors will have greater

          financial resources, technical expertise and managerial

          capabilities than we do.

     * If we are unable to overcome such competitive

          disadvantages, we will be forced to cease our business

          operations and you will lose the investment in the shares.


We currently have no employees other than our officers, we have no employment agreement with our officers, our officers serves on a part-time basis, we cannot pay our officers any compensation, and if our officers were to leave our employ, our business could fail.

     * Because our ability to engage in business is dependent

          upon, among other things, the personal efforts, abilities

          and business relationships of our officer, if our officer

          were to terminate employment with us or become unable to

          provide such services before a qualified successor, if

          any, could be found, our business could fail.

     * Our current officer does not provide full time services to us, and we will not have full-time management until such

          time, if ever, as we engage employees on a full-time basis.

     * We do not maintain "key person" insurance on our officer,

          and if our officer were to die or become disabled, we do

          not have any insurance benefits to defer the costs of

          seeking a replacement.

We are highly dependent upon our Officers, we have no definitive compensation agreements with them, and because some of them have involvements or relations with other business, they may have a conflict of interest.

     * None of our officers work for us on a full-time basis and we have no definitive arrangements to compensate our

          officers or to engage them on a full-time basis. In the

          event that any of our officers resign because of time

          restraints or financial reasons, the loss of their mining

          and exploration expertise could adversely affect our

          ability to carry on business and could reduce the value of your investment in the shares or even cause our business

          to fail.

     * Our officers rely on other business activities to support themselves and some of them provide services and/or

          consulting work to other companies in the mineral

          exploration business. Such business activities may be

          considered a conflict of interest because these

          individuals must continually make decisions on how much of their time they will allocate to our business as against

          their other business projects, which may be competitive,

          or where they will allocate new business opportunities.


We may be unable to attract or retain employees in which event our business could fail.

     * Competition for personnel in the junior mineral

          exploration industry is intense. Because of our limited

          resources, we may not be able to compensate our employees

          at the same level as our competitors. If we are unable

          to attract, retain and motivate skilled employees, our

          business could fail.

     * We cannot assure you that we will have the financial

          resources to hire full-time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full-time personnel when they are

          needed, our business could fail.

As a result of the speculative nature of mineral property

exploration, there is substantial risk that no commercially

exploitable minerals will be found and our business will fail.

     * Exploration for minerals is a speculative venture

          necessarily involving substantial risk. Many exploration

          programs do not result in the discovery of

          mineralization, and any mineralization discovered may not

          be of sufficient quantity or quality to be profitably

          mined.

     * We can provide you with no assurance that our Subject

          Claims contain any commercially exploitable reserves.

     * The exploration work that we intend to conduct on the

          Subject Claims may not result in the discovery of

          commercial quantities of gold. Even if commercial

          qualities of gold are found, we might not be able to

          effectively mine the gold because of the lack of available technology.


     * Problems, such as unusual and unexpected rock formations,

          environmental pollution, flooding, cave-ins, and

          industrial accidents, are involved in mineral exploration

          and often result in unsuccessful exploration efforts. In

          such a case, we would be unable to complete our business

          plan and you would lose your entire investment in the shares.

There are inherent dangers involved in mineral exploration, and, as a result, there is a risk that we may incur liability or damages as we conduct our business.

     * The search for valuable minerals involves numerous hazards and risks, such as cave-ins, environmental pollution

          liability, and personal injuries.

     * We may be unable or unwilling to obtain insurance against such hazards and risks. We currently have no insurance

          against the risks of mineral exploration, and we not

          expect to obtain any such insurance in the foreseeable

          future, other than the liability insurance required by the

          Claim Owners under the Option Agreement.

     * If we were to incur such a hazard or risk, the costs of

          overcoming same may exceed our ability to do so, in which

          event we could be required to liquidate all our assets and you will lose your entire investment in the shares.

If our exploration program is able to confirm commercial

concentrations of gold on our Subject Claims, we are unable to provide any assurance that we will be able to successfully place any of the Subject Claims into commercial production.

     * If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require

          a joint venture partner or additional funds in order to

          place the Subject Claims into commercial production.

     * In such an event, we may be unable to locate a joint

          venture partner or obtain any required funds, in which

          event you may lose your entire investment in the shares.


Because access to our Subject Claims is often restricted by

inclement weather, we may be delayed in implementing or continuing with our exploration, as well as, with any future mining efforts.

     * Access to the Subject claims may be hindered during the

          period between December and April of each year due to

          inclement weather conditions in the area. As a result,

          any attempts to visit, test, or explore the Subject Claims are largely limited to a few months of the year when

          weather permits such activities.

     * These limitations can result in significant delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are

          found. Such delays can result in our inability to meet

          our obligations under the Option Agreement. Such failures

          could cause our business to fail and you would lose the

          entire investment in the shares.

As we undertake exploration of our Subject Claims, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

     * There is much governmental regulation that materially

          affects the exploration of minerals. We will be subject

          to the mining laws and regulations of the State of Montana and the United States.

     * We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to

          the land in order to comply with applicable law.

     * Our planned exploration program budgets provide amounts

          for anticipated regulatory compliance, however, there is a risk that the amounts budgeted may be inadequate due to

          errors, omissions or additional regulations, any one of

          which could prevent us from carrying out our exploration

          program.


Market factors in the mining business are out of our control. As a result, we may not be able to market any minerals that may be found.

     * The mining industry, in general, is intensively

          competitive, and we are unable to provide any assurance

          that a ready market will exist for the sale of any gold,

          even if commercial quantities of gold are discovered

          within the Subject Claims.

     * Numerous factors beyond our control may affect the

          marketability of any substances discovered. These factors

          include market fluctuations, the proximity and capacity of natural resource markets and processing equipment,

          government regulations, including regulations relating to

          prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

     * The exact effect of these factors cannot be accurately

          predicted, but the impact or any one or a combination

          thereof may result in our inability to generate any

          revenue, in which event you will lose your entire

          investment in the shares.

Our independent auditor has substantial doubt as to our ability to continue as a going concern.

     * Our financial statements have been prepared on the

          assumption that we will continue as a going concern, but

          if we fail to continue as a going concern, you will lose

          your investment in the shares.

     * The report of our independent auditor refers to the

          substantial doubt as to our ability to continue as a going concern.


RISKS RELATED TO THIS OFFERING

We have arbitrarily determined the offering price of our shares and you may never be able to recoup your investment in our shares.

     * The public offering price for the shares was determined

          solely by us and bears no relationship to our book value,

          projected earnings, results of operations, net asset value or any other objective criterion of value.

There has not been and may never be a viable public market for our common stock, and if a viable public market does not develop, you will not be able to sell your shares easily, if at all.

     * There has not been a trading market for our shares, and we cannot predict the extent to which investor interest in

          our company will lead to the development of a trading

          market for our shares or how liquid that market might be.

     * If a trading market for our shares develops, the public

          offering price for the shares may not be indicative of

          prices that will prevail in such market. The market price

          of our common stock, if any, may decline below the public

          offering price.

If any of our shares were to become eligible for public sale after this offering, same can be expected to adversely affect the price that will prevail in the trading market, if one develops.

     * If a public market develops for our common stock, sales of significant amounts of our common stock in the public

          market or the perception that such sales will occur could

          materially adversely affect the market price of the common stock or our ability to raise capital through future

          offerings of equity securities.

     * None of the holders of our common stock have agreed, in

          writing or otherwise, to refrain from publicly selling

          their shares of our common stock when they are entitled to do so.


Investors in the shares will incur substantial immediate dilution.

     * The public offering price of the shares is substantially higher than the net tangible book value per share of the

          shares immediately after the offering.

     * If you purchase our shares as part of this offering, you will incur immediate dilution of approximately $4.72 per

          share in the net tangible book value per share of common

          stock from the price you paid for the shares if 40,000

          shares are sold or $3.64 per share if 200,000 shares are

          sold.

Our Board of Directors may issue shares of "blank check" preferred stock which may result in substantial dilution to Investors.

     * Without further action by the stockholders, our Board of

          Directors can issue up to 500,000 shares of preferred

          stock with such dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and

          other rights as may be determined appropriate by our Board of Directors.

     * If such preferred stock were issued, the holders of our

          common stock could, among other things, experience

          substantial dilution, and the voting power, dividend

          receipt and liquidation rights of the common stock could

          be adversely affected.

After the completion of this offering, the present shareholders will own or control a majority of our outstanding stock and will have the right to effectively control the Company.

     * Following completion of this offering, our present

          shareholders will own or control more than a majority of

          our outstanding common stock.

     * Our present shareholders may be able to influence the

          outcome of shareholder votes, including votes concerning

          the election of directors, amendments to our charter and

          bylaws, and the approval of significant corporate

          transactions such as a merger or sale of our assets. In


          addition, that controlling influence could have the effect of delaying, deferring or preventing a change in control

          of our company.

We have never paid dividends to our shareholders, and we do not anticipate that we will pay any dividends to our shareholders in the foreseeable future.

     * Our future policy on payment of dividends will be

          determined by our Board of Directors based upon a

          consideration of our earnings, if any, our future capital

          needs and other relevant factors.

If we incur unforseen costs, expenses or problems in and are forced to deviate from our intended application of proceeds of this offering to sustain our proposed exploration programs, such a result might hamper our ability to succeed in the implementation of our business plan and may cause you to lose your investment in our shares.

     * We have identified our intended uses for the net proceeds of this offering, and we expect to apply the net proceeds

          in the manner identified. If we incur unexpected problems,

          costs and/or expenses in connection with the exploration

          and development of the Subject Claims, we might be forced

          to deviate from our intended plan for the intended uses

          for the net proceeds of this offering and such a result

          might hamper our ability to succeed in the implementation

          of our business plan and may cause you to lose your

          investment in our shares.

Anti-takeover provisions could hinder a potential third-party acquisition.

     * Our Board of Directors may, from time to time, adopt

          certain provisions of the Florida Business Corporation

          Act, which, if adopted, could delay, discourage or prevent a change in control.

     * Adoption of such provisions could discourage bids for our common stock at a premium over the market price; could

          adversely affect the market price, if any, of our common


          stock; and could adversely affect the voting and other

          rights of the holders of our common stock.

                     FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are "forward-looking statements". These forward-looking statements include statements about:

     * our ability to explore and develop the Subject Claims

          and/or other similar properties

     * our capital needs

     * the competitiveness of the business in our industry

     * our strategies

     * other statements that are not historical facts

When used in this prospectus, the words "anticipate," "believe,"

"expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:

     * changes in general economic and business conditions

     * actions of our competitors

     * the time and expense involved in development activities

     * changes in our business strategies

     * other factors discussed in the "Risk Factors" section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not


promising to make any public announcement when we think

forward-looking statements in this prospectus are no longer

accurate, whether as a result of new information, what actually happens in the future or for any other reason.

                           USE OF PROCEEDS

The proceeds we will

receive will be $200,000 from the sale of 40,000 shares of our common stock or $1,000,000 from the sale of 200,000 shares of our common stock. We will not utilize any portion of the proceeds unless we sell at least 40,000 shares. We intend to use the

proceeds from the sale of shares of our common stock in the order of priority shown in the following table:




                  Amount if Amount if Amount if Amount if

                  40,000 70,000 140,000 200,000

                  shares are shares shares are shares are

                  sold are sold sold sold

Gross Proceeds $200,000 $350,000 $700,000 $1,000,000

Rehabilitate $40,000 $40,000 $40,000 $40,000

hillside tunnels

that were

created to gain

access to the

mineral deposits

Digging ditches, $12,000 $12,000 $12,000 $12,000

and trenches,

sampling, and

analysis

Soils, analysis $4,000 $4,000 $4,000 $4,000

Survey $3,000 $3,000 $3,000 $3,000

Roads/Land $10,000 $10,000 $10,000 $10,000

Geologists $30,000 $40,000 $50,000 $60,000

Permitting and $10,000 $15,000 $20,000 $20,000

Bonding


Reserve for $8,250 $8,250 $8,250 $8,250

Certain Payments

Due Under the

Delmoe Lake

Option Agreement

Drilling $0 $125,000 $250,000 $300,000

Assessment of $0 $0 $50,000 $50,000

other properties

Acquisition of $0 $0 $100,000 $100,000

other properties

Exploration of $0 $0 $0 $195,000

other properties

Estimated $64,000 $64,000 $64,000 $64,000

offering expenses

General and $8,750 $11,250 $53,750 $83,750

administrative

expenses,

including legal

and accounting

fees and

administrative

support expenses

incurred in

connection with

our reporting

obligations to

the SEC

Contingencies $10,000 $17,500 $35,000 $50,000



Nearly all of our current liabilities consist of legal expenses and audit fees that are being incurred in connection with this offering.


As shown in the table above, the Company estimates that its legal fees and audit expenses associated with this offering will be approximately $64,000. Of the foregoing $64,000 amount, the Company estimates that its legal fees will comprise $35,000. Certain of our officers and directors have verbally expressed a willingness to assume the responsibility for the payment of such legal fees and audit expenses if we are unable to pay same. If, any of our

officers and directors pay such legal fees and audit expenses we will be obligated to reimburse them when, if ever, we have

sufficient funds to do so. If 40,000 or more shares are sold in this offering, we will pay our legal expenses and audit fees or, if applicable, reimburse our officers and directors that have paid them.

In the event that we sell 40,000 shares of our common stock, we intend to complete Phase 1 of our exploration program, which includes rehabilitation of hillside tunnels that were created to gain access to the mineral deposits, digging ditches and/or

trenches, sampling, soil analysis and surveying.

In the event we sell 70,000 shares of our common stock, we intend to complete Phase 1 of our exploration program and commence a small

Phase 2 drilling program.

In the event we sell 140,000 shares of our common stock, we intend to complete Phase 1 of our exploration program and undertake a large

Phase 2 drilling program. If it is determined after the

commencement of Phase 1 and Phase 2 that the Subject Claims do not possess any commercially viable gold-bearing mineral deposits or that any recovery of such deposits is not feasible, then we might use the remaining proceeds to assess and acquire new properties that warrant exploration. These properties have not yet been identified and will be acquired, if at all, in arms length transactions with non-affiliates of the Company.

In the event we sell 200,000 shares of our common stock, we intend to complete Phase 1 and 2 of our exploration program, assess and acquire new properties and commence the exploration of such new properties.

All proceeds from the offering will be initially deposited into a non-interest bearing special receipts account in our name (similar to an escrow account), and unless we receive paid subscriptions for at least 40,000 shares by May 31, 2006, no shares will be sold and all proceeds held in the special receipts account will be promptly returned to subscribers without interest. If we receive paid


subscriptions for at least 40,000 shares by May 31, 2006, we will transfer those proceeds from the special receipts account to our general operating account, and any proceeds that we receive after the receipt of proceeds from the sale of 40,000 shares will be deposited directly into our general operating account. Furthermore,

until the offering proceeds are actually utilized, we intend to invest the proceeds received in one or more of the following:

     * an obligation that constitutes a "deposit" as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

     * securities of any qualifying money market mutual fund; or

     * securities that are direct obligations of or obligations guaranteed as to principal or interest by the United

          States; provided the securities can be readily sold or

          otherwise disposed of for cash at the time required

          without any dissipation of offering proceeds invested.

               DIVIDEND POLICY

We have never declared

or paid any cash dividends on our capital stock and do not

anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

                      DETERMINATION OF OFFERING PRICE

There has never been a public market for our common stock and we have arbitrarily determined the offering price. Among the factors we considered in determining the public offering price were the absence


of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market. The public offering price for the shares bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criterion of value, and may be substantially higher than the prices that will prevail in the trading market, if one develops.


                               DILUTION




                                      Amount if Amount if

                                      40,000 200,000

                                      shares are shares are

                                      sold sold

Net tangible deficit per share on $0.10 $0.10

December 31, 2005

Net tangible book value per share on

December 31, 2005 if the shares were $0.28 $1.36

sold on that date

Amount of increase in net tangible

book value per share attributable to $0.38 $1.46

cash payments made by purchasers of

the shares being offered

Amount of the immediate dilution

from the public offering price that $4.72 $3.64

will be absorbed by purchasers

Cash contribution of purchasers $200,000 $1,000,000

Cash contribution of officers, $50,000 $50,000

directors, founders and affiliates

Price per share paid by officers, $0.10 $0.10

directors, founders and affiliates

Price per share to be paid by $5.00 $5.00

purchasers of shares in this offering



The immediate and substantial dilution could adversely affect the value of the shares.


                     MINING OPERATIONS DISCLOSURE

The Subject Claims are located within a 120 acre area of land known as the Delmo Lake Property (previously defined as the "Property").

The Property is located in Sections 14 and 15, Township 3 North,

Range 6 West, in the Homestake Mining District of Jefferson County,

Montana. The Property is located twenty five (25) miles east of the city of Butte, Montana which is a major regional center with a population of estimated 40,000 and a domestic airport. Below is a map of the location of the location of the Property.

Access to the Property is available through approximately thirteen

(13) miles of improved and unimproved gravel roads off of Interstate

Highway I-90 at Exit 233 which is known as the Homestake Pass exit.

From the Homestake Pass Exit off I-90, one would then travel along

Forest Service Road #222 north easterly for about eleven (11) miles to the intersection with Forest Service Road #8695, and then travel along Forest Service Road #8695 northerly for about two (2) miles to the Property. Forest Service Road #222 is accessible by 2-wheel drive vehicles, but Forest Service Road #8695 is currently only accessible with high clearance 4x4 vehicles.

The Option Agreement with the Claim Owner grants us the exclusive right and privilege to enter the Property for the purpose of exploration and developing the Subject Claims, as well as removing and selling for our own account any and all minerals, mineral substances, metals ore bearing materials and rocks of any kind. The

Option Agreement also grants us an option (the "Option Right") to purchase the Claim Owner's rights to the Subject Claims for a total of $1,000,000, excluding the Claim Owner's right to their 2% royalty on the net revenues generated from the sale of any metals recovered from the Subject Claims (the "Net Smelter Return"). However, the

Option Agreement also grants us a right of first refusal (the "Right of First Refusal") to purchase the Claim Owner's rights to the Net

Smelter Return in the event that the Claim Owner receives a bona fide offer from a third party to purchase such rights. In order to retain our rights to mine the Subject Claims, we must make annual payments to the Claim Owner according to the following schedule:

$7,500 upon the first anniversary of the execution of the Option

Agreement, $10,000 upon the second and third anniversary of the


Option Agreement, and $15,000 on every successive anniversary of the

Option Agreement until the purchase price of $1,000,000 has been paid in full. In addition to the annual payments, we must pay the

Claim Owner an amount equal to the Net Smelter Return once

commercial production is achieved. Also, and as required by Federal

Law, in order to retain the right to mine the Subject Claims, we are required to pay an Annual Maintenance Fee of $125 per year per claim to the government. As such, we are required to pay $750.00 per annum to the United States Department of the Interior, Bureau of

Land Management in order to retain the Subject Claims.

Before the acquisition of our interest in the Subject Claims, the previous operations of the Property by persons or entities unknown consisted of the construction of at least three (3) hillside tunnels that were created to gain access to the mineral deposits, and the excavation of numerous ditches and trenches.

The Property, situated in the Beaverhead-Deerlodge National Forest,

is located within the Boulder Batholith on its south-east flank. A series of quartz veins approximately 4,000 feet long strike

east-west across the Property, dipping 75 degrees north to vertical.

The host rock is a massive quartz monzonite to granodiorite with the quartz veins and veinlets consisting of milky white quartz.

Mineralization includes small percentages of pyrite, chalcopyrite and galena. Physical and chemical changes in the host rock shows typical mesothermal silicification, argillization, sericitization and propylitic envelopes. Several parties in past years (Mateer,

1962; Noranda, 1981; Independence Mining, 1992) have sampled the quartz veins from the host rock, and through chemical analysis and testing of such samples (assaying), determined gold values of potential economic significance. However, additional exploration work is required to determine if the Subject Claims are commercially viable.

At the present time, the existing hillside tunnels that were created to gain access to the mineral deposits and underground mines are caved and require rehabilitation work to render them safe for entry.

The existing trenches on the property are sloughed and overgrown.

Also, even though Forest Service Road # 8695 provides access to 4x4 vehicles to the immediate vicinity of the hillside tunnels, this access road will require up-grading to be used on a daily basis.


We have not conducted or allowed any work on the Property except for reconnaissance and perimeter surveying, the staking out of proposed work and design of our Plan of Operations to the U.S. Forest

Service, and the field testing and preparation of a technical report by Eric Fier of Roscoe, Postle & Associates. The total cost of the work performed to date is $11,809. We intend to commence exploration of the Subject Mines after our Plan of Operations to the U.S. Forest

Service has been accepted. At this point in time, there is no equipment or other infrastructure facilities existing on the Property.

Besides the $11,809 in costs incurred with respect to the surveying,

the preparation of our Plan of Operations that were submitted to the

U.S. Forest Service, and the preparation of the technical report by

Rose, Postle & Associates, we have incurred $8,250 in expenses

($7,500 for the initial option payment to the Claim Owner and $750 in Annual Maintenance Fees to United States Department of the

Interior, Bureau of Land Management). Our expected costs for the five (5) years are as follows:

     * For the year 2006, we expect to pay $7,500 to the Claim

          Owner as the option payment and $750 to the United States

          Department of the Interior, Bureau of Land Management for

          the Annual Maintenance Fee

     * For the year 2007, we expect to pay $10,000 to the Claim

          Owner as the option payment and $750 to the United States

          Department of the Interior, Bureau of Land Management for

          the Annual Maintenance Fee

     * For the year 2008, we expect to pay $10,000 to the Claim

          Owner as the option payment and $750 to the United States

          Department of the Interior, Bureau of Land Management for

          the Annual Maintenance Fee

     * For the year 2009, we expect to pay $15,000 to the Claim

          Owner as the option payment and $750 to the United States

          Department of the Interior, Bureau of Land Management for

          the Annual Maintenance Fee

     * For the year 2010 and beyond, we expect to pay $15,000 to the Claim Owner as the option payment and $750 to the

          United States Department of the Interior, Bureau of Land

          Management for the Annual Maintenance Fee


The closest source of power (high voltage) to the Property is at least eight (8) miles away. If electrical power is required at the entrance to the Subject Claims, then we will be required to obtain and/or lease a mobile motor generator and haul such generator to the site.

The Subject Claims are without known reserves and the proposed program is exploratory in nature.

                    MANAGEMENT'S PLAN OF OPERATION

The following plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking

statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the

forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those

discussed below and elsewhere in this prospectus, particularly in

"Risk Factors."

Our objective is to be in the business of gold exploration. We entered into a the Option Agreement with the Claim Owner, which

Option Agreement relates to six (6)Subject Claims owned by the Claim

Owner within the Property. The Claim Owner is unrelated to us.

A memorandum of our Option Agreement has been recorded in the public records of Jefferson County, Montana. The Option Agreement provides us the exclusive right and privilege to enter the Property for the purpose of exploration and developing the Subject Claims, as well as removing and selling for our own account any and all minerals,

mineral substances, metals ore bearing materials and rocks of any kind. The Option Agreement also grants us an option (the "Option

Right") to purchase the Claim Owner's rights to the Subject Claims for a total of $1,000,000, excluding the Claim Owner's right to their Net Smelter Return. The Option Agreement also grants us a right of first refusal (the "Right of First Refusal") to purchase the Claim Owner's rights to their Net Smelter Return in the event that the Claim Owner receives a bona fide offer from a third party to purchase such rights. We made an initial payment of $7,500 upon


execution of the Option Agreement. An Additional payment of $7,500 is due on the first anniversary date of the Option Agreement with additional payments of $10,000 each due on each of the next two subsequent anniversary dates and with additional payments of $15,000 each due on each subsequent anniversary date until the Purchase

Price is paid or the Option Agreement is terminated or cancelled.

Also, we must pay the Claim Owner an amount equal to the Net Smelter

Return. In addition to the payments we are required to pay to the

Claim Owner, we are required to pay $750.00 per annum to the United

States Department of the Interior, Bureau of Land Management in

order to retain the Subject Claims. In the event the Claim Owner notifies us that we have breached a term, condition or covenant of the Option Agreement (other than the payment of monies due and payable under the Option Agreement), then we have at least sixty

(60) days (twenty (20) days for any monetary payment obligation) to cure any such breach. If we cannot cure, or begin to cure, any such breach within the cure period, then the Claim Owner can terminate the Option Agreement. We also have the right to terminate the Option

Agreement at any time, and so long as the termination date is before

August 1 of any calendar year, then we do not have to pay the Annual

Maintenance Fee to the to the United States Department of the

Interior, Bureau of Land Management. However, we also have the right to assign all or any of our rights in and to the Option

Agreement with the consent of the Claim Owner, which consent cannot be unreasonably withheld. In the event that we determine that there is no viable commercial production from the Subject Claims, we might sell our rights under the Option Agreement to fund other exploration properties rather than terminate the Option Agreement. We have attached the Option Agreement and the Memorandum thereof as an exhibit to this prospectus.

The 120 acre Delmoe Lake Property is located in southwest Montana approximately 25 miles east of Butte in Sections 14 and 15, Township

3 North, Range 6 West, within the Homestake Mining District of

Jefferson County, Montana. The Property is located on the southeast flank of the Boulder Batholith. A major northeast-southwest

trending fault line (a lineament) is immediately adjacent to the mineralized area.

Little information is available on the history of the Property or surrounding area prior to 1981. In September of 1981, Noranda

Exploration Company ("Noranda") conducted surface and underground


testing of rock to determine the presence or absence of gold. Under the supervision of the Claim Owner, the samples of rock from the

Property were collected and chemically tested (assayed) to determine the amounts of valuable metals. Results from the Noranda samples showed anomalous values of gold. Later, in 1992, Independence Mining carried out a sampling program on the Property. Their sampling results were similar to and confirmed the previous Noranda results.

The potential economic significance of the Subject Claims is based upon the sampling results previously reported by Noranda and

Independent Mining, as well as the report by Roscoe Postle

Associates, Inc. which confirms the anomalous presence of gold in the Subject Claims. However, the Subject Claims have not yet been explored by us and until we are able to validate otherwise, the

Property is without known reserves.

The Property is accessed by 13 miles of improved and unimproved gravel road off of Interstate Highway 90. Butte Montana, a major regional center with a population of estimated 40,000 and a domestic airport, is located approximately 25 miles to the west. A 2 mile

4-wheel drive road would be used to access the Property from Delmoe

Lake, but such road will require work to provide access for heavy equipment.

Infrastructure in the region around the Property appears to be good with nearby power, phone, services, hotels, restaurants, housing and an extensive pool of skilled labor. Cellular service is available at the Property. The Property is at an altitude of between 6,600 and

7,200 feet and consists of mountainous terrain dropping

south-westward into the Delmoe Lake basin. The area is forested predominately by lodge pole pine. Weather conditions include snowfalls as early as September until as late as early June.

Average precipitation is estimated at 25 inches per annum.

Temperatures range from -50 degrees F in January to +80 degrees F in July.


We are an exploration stage company and there is no assurance that commercially viable gold-bearing mineral deposits exist on any of the Subject Claims. Our objective is to conduct a two phase

exploration program on the Subject Claims to assess whether they possess any commercially viable gold-bearing mineral deposits. We cannot provide any assurance that the Subject Claims will prove commercially viable.

Our plan is to complete our Phase 1 exploration program. Based on


the report prepared by Roscoe Postle Associates, we anticipate that the cost to undertake Phase 1 of our exploration program is

approximately $140,000.00. We anticipate that the work included as part of Phase 1 of our exploration program will include surface geological mapping, sampling, survey control, road upgrading,

rehabilitation and re-opening of existing hillside tunnels that were created to gain access to the mineralized rock, and digging ditches and/or trenches with subsequent mapping, sampling and analysis, soil survey, permitting and bonding. In light of our limited financial and employee resources we intend to engage the services of local contractors and lease equipment and machinery on a short term basis in order to conduct and execute our Phase 1 program. Furthermore,

one or more of our directors will oversee all of the exploration work such as up-grading the access road, cleaning out the ditches and trenches, cleaning out and securing the existing hillside tunnels that were created to gain access to the mineralized rock,

and reclaiming and cleaning up other ground disturbances to the satisfaction of the United States Forest Service. If Phase 1 of our

exploration program is successful, we expect to proceed with a second Phase of our exploration program. Phase 2 of our exploration program is expected to include further excavation, drilling and engineering studies, and is expected to cost us approximately

$250,000.00. Until we have completed Phase 2 of our exploration program, we can not determine if commercially viable gold deposits exist within the Subject Claims because Phase 1 does not include a drilling program, and without a drilling program, there is not enough information to determine if the Subject Claim contains commercially viable deposits of gold. If we receive at least the minimum proceeds of our offering, we will have adequate funds to complete Phase 1 of our exploration program, but we will not have sufficient funds to proceed with Phase 2 of our exploration program unless we raise substantial additional capital or locate a joint venture partner. If we receive the maximum proceeds of our offering we will have sufficient funds to complete Phase 2 of our exploration program. If we do complete Phase 2, then our Directors will assess and review the results, data and analysis derived from our Phase 2 exploration program and determine whether to continue or terminate the Option Agreements, to continue or terminate the current

exploration and development of the Subject Claims, acquire other properties, and/or halt operations and wait for our economic conditions to improve.


Depending upon the receipt of proceeds of our offering and

permissible weather conditions, we expect to commence Phase 1 of our exploration program during the month of June of the calendar year

2006 and we anticipate that Phase 1 will be concluded within three months after commencement. Until we complete Phase 1 of our

exploration program, we are unable to determine when or if Phase 2 of our exploration program would commence. Our Directors, all whom have mining and exploration expertise, will assess and review the results, data and analysis derived from our Phase 1 exploration program to determine the presence of gold, the feasibility, if any,

of recovering any such gold deposits, and whether or not the planned expenditures for Phase 2 of our exploration program are warranted.

Since the maintenance of the Option Agreements are relatively inexpensive, if the results of the Phase 1 exploration program indicate the presence of gold, but in smaller quantities such that it would not be cost effective and/or profitable to recover the gold deposits based on the then current price of gold, then we plan to keep the Option Agreements open and hope for higher gold prices that would justify further development of the Subject Claims. Also, if our Directors determine that further development and/or exploration of the Subject Claims is not warranted at such time, then we intend to acquire new claims for exploration but only if we have sufficient capital resources to undertake such projects and if such additional projects do not hinder our ability to maintain and explore our

Subject Claims.

Specifically, during the next twelve (12) months, we plan to undertake the following courses of action in order explore the

Subject Claims:

     First, we need to obtain a Work Permit (the "Permit")from the

United States Forest Service, Jefferson Ranger District, Whitehall,

Montana, in order to conduct our Phase 1 exploration program. We previously submitted our application for the Permit in September

2005. While we have not received the Permit as of the date of this prospectus, we have not received an negative comments from the

Forrest Service Specialists who are reviewing our Permit

application. The issuance and receipt of the Permit is required before we can commence any mechanical stripping, road building or other major disturbance in any National Forest. We have already incurred the cost to submit the Permit application and we hope that the Permit will be issued on or before May 1, 2006.


     Second, we intend to conduct our Phase 1 exploration program in accordance with the recommendations of Roscoe Postle Associates.

The Phase 1 exploration program will include the cleaning out and shoring up of the existing hillside tunnels that were excavated by miners in the past, the digging of trenches and pits throughout the earth overlaying the bedrock in order to expose the bedrock, the collection of bedrock samples and analysis (assaying) of these samples, the repair of the road leading to the property, surveying and the hiring of a geologist or a mining engineer to report on the rock structures, bonding and reclamation of the disturbed areas. We estimate that it will cost approximately $140,000 and take about 3 months to conduct the Phase 1 exploration program. We will be able to conduct the Phase 1 exploration program if the minimum number of shares are sold in this offering. Assuming that the minimum number of shares are sold in this offering, we hope to commence the Phase 1 exploration program on June 1, 2006 and anticipate that it will be completed on September 1, 2006.

     Third, and assuming that we have completed the Phase 1

exploration program, we intend to assess and analyze the results from the Phase 1 exploration program to determine whether or not to proceed with the Phase 2 exploration program. We estimate that it will cost approximately $2,000 to analyze the results of the Phase 1 exploration program and take about 2 weeks to conduct such testing.

Assuming that the Phase 1 exploration program is completed on

September 1, 2006, we anticipate that the results of the Phase 1 exploration program will be completed on September 15, 2006. We will be able to analyze the results of the Phase 1 exploration program if the minimum number of shares are sold in this offering.

     Fourth, if the preliminary results of our Phase 1 exploration program show positive results, then we intend to obtain a Permit from the United States Forest Service, Jefferson Ranger District,

Whitehall, Montana, in order to conduct our Phase 2 exploration program. We estimate that it will cost approximately $5,000 and take approximately 2 weeks to prepare and submit the application for this

Permit. Assuming that the Phase 1 exploration program in completed on September 1, 2006, and assuming that the results from the Phase

1 exploration program are positive, we anticipate that we will file the Permit application on September 30, 2006 and we hope that the

Permit will be issued on or before May 1, 2007. However, if we only


receive the minimum proceeds of our offering, we will not have sufficient funds to proceed with Phase 2 of our exploration program and therefore we will not submit an application for the second

Permit unless we raise substantial additional capital or locate a joint venture partner.

     Fifth, if the preliminary results of our Phase 1 exploration program show positive results and we are able to obtain the second

Permit, we intend to conduct our Phase 2 exploration program. The

Phase 2 exploration program will mainly consist of drilling holes into the bedrock and the examination and analysis of the bedrock samples collected from the drilled holes in order to determine the geology and presence, if any, of gold beneath the surface of the bedrock. We estimate that it will cost approximately $250,000 and take about 3 months to conduct the Phase 2 exploration program. If we sell at least 70,000 shares in this offering, then we will be able to conduct at least half of the Phase 2 exploration program.

If we sell at least 140,000 shares in this offering, then we will be able to conduct the entire Phase 2 exploration program. Assuming that we have the financial resources and the second Permit on or before May 1, 2007, and assuming that the Phase 2 exploration program is warranted based on the results of the Phase 1 exploration program, then we hope to commence the Phase 2 exploration program on

June 1, 2007 and anticipate that it will be completed on September

1, 2007.


To date our founders, Arnold T. Kondrat and Lloyd J. Bardswich have contributed an aggregate of $50,000 to our capital in exchange for which we have issued 450,000 and 50,000 shares of our common stock,

respectively to such parties.

Since our inception, we have not generated any revenues, and we have incurred losses. We have not yet commenced operations, and our auditors have, as part of their report on our financial statements,

included a "going concern opinion". Currently, we are entirely reliant upon receipt of at least the minimum proceeds of our offering to commence our proposed operations.

Nearly all of our current liabilities consist of legal expenses and audit fees that are being incurred in connection with this offering.

As shown in the table above, the Company estimates that its legal fees and audit expenses associated with this offering will be approximately $64,000. Of the foregoing $64,000 amount, the Company


estimates that its legal fees will comprise $35,000. Certain of our officers and directors have verbally expressed a willingness to assume the responsibility for the payment of such legal fees and audit expenses if we are unable to pay same. If, any of our

officers and directors pay such legal fees and audit expenses we will be obligated to reimburse them when, if ever, we have

sufficient funds to do so. If 40,000 or more shares are sold in this offering, we will pay our legal expenses and audit fees or, if applicable, reimburse our officers and directors that have paid them.

As of December 31, 2005, we had cash on hand in the amount of

$19,441.

Assuming that we do not receive any proceeds from the sale of our shares from this offering, we anticipate that we will continue undertaking the activities similar to those very limited activities that we have undertaken from our inception. In that event, we believe that our cash requirements for the next twelve months would be approximately $50,000. If we do not receive any proceeds from the sale of our shares from this offering, we believe that our shareholders may be willing to loan or otherwise provide us

sufficient funds to enable us to continue to operate for the next twelve months. We are not certain, however, that our shareholders will agree to loan or otherwise provide such funds to us, and if such funds are loaned or otherwise provided, we are not certain of the terms associated therewith. Other than funds from our

shareholders, we are unable to determine whether any other source of funds may be available to us to allow us to obtain the amounts necessary to sustain our operations for the next twelve months without the receipt of proceeds from the sale of our shares from this offering. If, we do not receive any proceeds from the sale of our shares from this offering and if the funds we require are not available when we need them from other sources, we may be forced to terminate our business. We have not made any determination as to what we would do if we were required to terminate our business operations, and we have not entered into nor does we presently intend to enter into any negotiations, understandings, or

agreements, preliminary or otherwise, to acquire or be acquired in a merger or reverse acquisition.

We have not had any revenues since inception, and our ability to continue as a going concern is dependent upon receipt of sufficient


proceeds from this offering and shareholder loans. If we do not obtain sufficient proceeds from this offering or from loans from our shareholders, we will exhaust our limited financial resources before our business objectives can be accomplished. Although certain of our shareholders have indicated a willingness to provide limited amounts of shareholder loans, none of our shareholders have given us any binding commitment to provide any such shareholder loan or any amount thereof, and we can provide no assurance that we will be able to obtain a shareholder loan when and if funds are needed.

Until we receive proceeds from this offering, we intend to continue undertaking activities similar to those very limited activities that we have undertaken since our inception. From inception we

negotiated and concluded the Option Agreement and we engaged Roscoe

Postle Associates, Inc. to prepare a technical report on the Delmoe

Lake Property.

In summary, if we receive the proceeds of the sale of the minimum number of our shares from this offering, we expect that we will only be able to continue undertaking activities similar to those very limited activities we have undertaken since our inception, namely,

refinement of our business plan and to undertake our Phase 1 exploration program in accordance with the recommendations of Roscoe

Postle Associates.

If we are able to sell at least 70,000 shares in connection with this offering, then we will be able to conduct our Phase 1

exploration program in accordance with the recommendations of Roscoe

Postle Associates and also plan to conduct a portion of our Phase 2 exploration program provided that the geological results from the

Phase 1 exploration program are positive and warrant further exploration.

If we are able to sell at least 140,000 shares in connection with this offering, then we be able to conduct our Phase 1 exploration program in accordance with the recommendations of Roscoe Postle

Associates and also plan to conduct all of our Phase 2 exploration program provided that the geological results from the Phase 1 exploration plan are positive and warrant further exploration. We also anticipate that we will undertake to assess and acquire additional properties and commence exploration on new properties.

However, we intend to assess and acquire additional properties only if Phase 2 has been completed or that based on the results of the


Phase 1 exploration program, it has been determined that the Phase 2 exploration program is not warranted.

If we sell less than the maximum amount of our shares offered in connection with this offering, we may not have sufficient funds to complete any or all of our objectives described above, and we anticipate that our operations, if any, related to these activities may be hampered by our limited resources.

Furthermore, we can provide no assurance that the accomplishment by us of less than all of our objectives will produce any meaningful benefit for us. In that regard, if we are only partially able to meet our objectives, we may not have a viable business and we may be forced to terminate our operations. Likewise, to the extent that we require funds in excess of the amounts we have anticipated, we may not be able to obtain such funds and we may be forced to terminate our business.

Other than the foregoing, we do not expect to purchase or sell any significant equipment and do not expect any significant changes in the number of our employees.

                          PROPOSED BUSINESS

Background

We are a Florida corporation formed under the name of Gentor

Resources, Inc. on March 24, 2005. We are an exploration stage company (as such term is defined in Securities Act Industry Guide

7(a)(4)(i) which means that we are engaged in the search for mineral deposits (reserves) which are not either in the development or production stage.

There is aggressive competition within the mineral exploration industry to discover, acquire and develop properties considered to have commercial potential. Even though we can compete for the opportunity to participate in promising exploration projects with other entities, most of our competitors will have greater financial resources, technical expertise and managerial capabilities than we

do. In addition, we need to compete with these other entities in our efforts to obtain additional financing which is necessary to explore and develop the Subject Claims or other similar properties. As a newly formed mineral exploration company with limited financial and


managerial resources, we will need to overcome such competitive disadvantages to execute our contemplated exploration programs or generate any revenues.

Our objective is to be in the business of gold exploration. We entered the Option Agreement with the Claim Owner who is unrelated to use. The Option Agreement relates to six (6) Subject Claims owned by the Claim Owner within the Property. The duration of the

Option Agreement is indefinite so long as we make the necessary annual payments under the Option Agreement, which are applicable to the ultimate purchase price of the Subject Claims. Before the acquisition of our interest in the Subject Claims, the previous operations of the Property by W.D. Mateer, Noranda Exploration Co.

Ltd., Independence Mining and persons or entities unknown consisted of the construction of at lease three (3)hillside tunnels that were created to gain access to the mineralized rock and the excavation of numerous ditches and trenches.

We are an exploration stage company and there is no assurance that commercially viable gold-bearing mineral deposits exist on any of the Subject Claims. Our objective is to conduct a two Phase

exploration program on the Subject Claims to assess whether they possess any commercially viable gold-bearing mineral deposits. We cannot provide any assurance that the Subject Claims will prove commercially viable.

Our plan is to complete our Phase 1 exploration program during the summer of 2006. We anticipate that the cost to undertake Phase 1 of our exploration program is approximately $140,000.00. We anticipate that the work included as part of Phase 1 of our exploration program will include surface geologic mapping, sampling, survey control,

access road repair, rehabilitation of hillside tunnels that were created to gain access to the mineral deposits, and the excavation of ditches and/or trenches with subsequent mapping, sampling and analysis, soil survey, permitting and bonding. In light of our limited financial and employee resources we intend to engage the services of local contractors and lease equipment and machinery on a short term basis in order to conduct and execute our Phase 1 plan.

Furthermore, one of our directors will oversee all of the

construction projects such as up-grading the access road, cleaning out the ditches and trenches, cleaning out and securing the existing hillside tunnels that were created to gain access to the mineral


deposits, and reclaiming and cleaning up other ground disturbances to the satisfaction of the United States Forest Service. If Phase 1 of our exploration program is successful, we expect to proceed with a second Phase of our exploration program during the summer of 2007.

Phase 2 of our exploration program is expected to include further excavation, drilling and engineering studies, and is expected to cost us approximately $250,000.00. Until we have completed Phase 2 of our exploration program, we can not determine if commercially viable gold deposits exist within the Subject Claims because Phase 1 does not include a drilling program, and without a drilling program,

there is not enough information to determine if the Subject Claim contains commercially viable deposits of gold. If we receive at least the minimum proceeds of our offering, we will have adequate funds to complete Phase 1 of our exploration program, but we will not have sufficient funds to proceed with Phase 2 of our exploration program unless we raise substantial additional capital or locate a joint venture partner. If we receive the maximum proceeds of our offering we will have sufficient funds to complete Phase 2 of our exploration program. If we do complete Phase 2, then the Directors will assess and review the results, data and analyses derived from our Phase 2 exploration program and determine whether to continue or terminate the Option Agreements, to continue or terminate the current exploration and development of the Subject Claims, acquire other properties, and/or halt operations and wait for our economic conditions to improve.

The undertaking of our proposed Phase 1 and Phase 2 exploration program involves numerous hazards and risks, such as cave-ins,

environmental pollution liability, and personal injuries. Due to our limited financial resources, we do not maintain any insurance against the hazards of mineral exploration and we do not expect to obtain any such insurance in the foreseeable future. However,

pursuant to the terms of the Option Agreement, we will obtain all risk liability insurance policies to protect us and the Claim Owner for risks other than mineral exploration hazard risks.

Depending upon the receipt of proceeds of our offering and

permissible weather conditions, we expect to commence Phase 1 of our exploration program during the month of June of the calendar year

2006 and we anticipate that Phase 1 will be concluded within three months after commencement. Until we complete Phase 1 of our

exploration program, we are unable to determine when or if Phase 2 of our exploration program would commence. The Directors of Gentor,


all whom have mining and exploration expertise, will assess and review the results, data and analysis derived from our Phase 1 exploration program to determine the presence of gold, the

feasibility, if any, of recovering any such gold deposits, and whether or not the planned expenditures for Phase 2 of our

exploration program are warranted. Since the maintenance of the

Option Agreements are relatively inexpensive, if the results of the

Phase 1 exploration program indicate presence of gold, but also determine that it would not be cost effective and/or profitable to recover the gold from the property based on the then current price of gold, then we plan to keep the Option Agreements open and hope for higher gold prices that would justify further development of the

Subject Claims. Also, if the Directors of Gentor determine that further development and/or exploration of the Subject Claims is not warranted at such time, then we intend to acquire new properties for exploration, if we have the adequate funds to do so.

Future Plans

We intend to search for additional properties of merit whenever funding is available for such searches. Our searches will be conducted in areas thought to be conducive for discovery,

development or exploration and we will try to obtain rights similar to the Option Agreement to conduct any such exploration or

development so long as any such identified property can be acquired at a cost deemed by us to be reasonable and provided that the anticipated costs of development and exploration of such properties can be undertaken at a relatively low cost. While we would prefer to undertake any such additional exploration on our own, our decision to raise additional capital or seek a joint venture partner depends upon the type of property available and the terms of any such funding. Furthermore, we might use the proceeds from this offering to explore other properties, but we believe that we would not undertake any additional exploration if it would hinder or threaten our Phase 1 exploration plans or our Phase 2 exploration plans to the extent the same are viable.

Agreements

The Option Agreement

Our entire business plan is based upon the Option Agreement. The

Option Agreement, which was originally dated April 29, 2005, was


amended and restated on March 30, 2006. A memorandum of our Option

Agreement has been recorded in the public records of Jefferson

County, Montana. The Option Agreement grants us exploration and mineral rights on the Property (the "Exploration and Mineral

Rights"). The Exploration and Mineral Rights provide us the

exclusive right and privilege to enter the Property for the purpose of exploration and developing the Subject Claims, as well as removing and selling for our own account any and all minerals,

mineral substances, metals ore bearing materials and rocks of any kind. The Option Agreement also grants us an option (the "Option

Right") to purchase the Claim Owner's rights to the Subject Claims for a total of $1,000,000, excluding the Claim Owner's right to the

Net Smelter Return. In the event that we exercise the Option Right,

all annual payments and royalty payments under the Option Agreement will be credited against the $1,000,000 purchase price. The Option

Agreement also grants us a right of first refusal (the "Right of

First Refusal") to purchase the Claim Owner's rights to the Net

Smelter Return in the event that the Claim Owner receives a bona fide offer from a third party to purchase such rights. We made an initial payment of $7,500 upon execution of the Option Agreement. In order to maintain our Exploration and Mineral Rights, we must make the following annual payments to the Claim Owner: $7,500 is due on the first anniversary date of the Option Agreement, $10,000 is due on each of the next two (2) subsequent anniversary dates of the

Option Agreement, and $15,000 is due on every subsequent anniversary date of the Option Agreement until the $1,000,000 purchase price for the Subject Claims are paid or the Option Agreement is terminated or cancelled. Furthermore, we also must pay the Claim Owner, on an annual basis, an amount equal to 2% of the net revenues generated from the sale of the metals recovered from the Subject Claims. In the event the Claim Owner notifies us that we have breached a term,

condition or covenant of the Option Agreement (other than the payment of monies due and payable under the Option Agreement), then we have at least sixty (60) days (twenty (20) days for any monetary payment obligation) to cure any such breach. If we cannot cure, or begin to cure, any such breach within the cure period, then the

Claim Owner can terminate the Option Agreement. We also have the right to terminate the Option Agreement at any time, and so long as the termination date is before August 1 of any calendar year, then we do not have to pay the Annual Maintenance Fee to the to the

United States Department of the Interior, Bureau of Land Management.

However, we also have the right to assign all or any of our rights


in and to the Option Agreement with the consent of the Claim Owner,

which consent cannot be unreasonably withheld. In the event that we determine that there is no viable commercial production from the

Subject Claims, we might sell our rights under the Option Agreement to fund other exploration properties rather than terminate the

Option Agreement. We have attached the Option Agreement and the

Memorandum thereof as an exhibit to this prospectus.

Report on the Delmoe Lake Property

We engaged Roscoe Postle Associates, Inc. ("RPA") to prepare a technical report on the Delmoe Lake Property for us in conformity with Security Exchange Commission guidelines for a description of property by issuers engaged or to be engaged in significant mining operations. Nathan Eric Fier, CPG, P.Eng., a Consulting Geologist

and Mining Engineer associated with RPA, is the author of the technical report.

A summary of the information included as part of the technical report is as follows:

The 120 acre Delmoe Lake Property is located in southwest Montana approximately 25 miles east of Butte in Sections 14 and 15, T3N, R6W in the Homestake Mining District, Jefferson County.

Little information is available on the history of the Delmoe Lake property or surrounding area prior to 1981. In 1962, W.D. Mateer

("Mateer"), a geologist, examined the property and collected 3 samples. Chemical testing and analysis (assays) of the samples revealed the presence of gold and silver values. We do not know which laboratory was used by Mateer to assay the samples and we do not know what procedures or charge weights were used by the

laboratory that assayed the samples.

In September of 1981, Noranda Exploration Company ('Noranda")

conducted surface and underground channel sampling of the old tunnels and pits on the Property. The results of the chemical analyses (assays) were as follows:





Sample # Location Length (ft) Gold (ppm) Silver (ppm)

9301 underground 3.0 16.0 12.0

             tunnel

9302 underground 2.0 7.0 5.4

             tunnel

9312 solid rock 3.0 6.0 13.0

             exposed on

             the surface



The assay laboratory that performed the analyses for Noranda was their own in-house assay laboratory located in Vancouver, Canada. We do not know the analytical method that was used by the Noranda laboratory to the assay the samples and we are unaware of the charge weights and detection limits associated with the assay techniques that were performed on the samples.

Later in 1992, Independence Mining conducted surface and underground channel sampling of the same tunnels and pits on the Property that were sampled by Noranda. The results of the chemical analyses

(assays) were as follows:




Sample # Location Length (ft) Gold (ppm) Silver (ppm)

DL92-850 solid rock 3.0 0.23 2.9

             exposed on

             the surface

DL92-860 surface pit 2.0 14.30 10.0

DL92-860 re-assay n/a 14.20 N/R

DL92-861 underground 3.0 0.004 0.6

             tunnel



The assay laboratory that performed the analyses for Independence

Mining on October 5, 1992 was SVL Analytical, Inc., 1 Government

Gulch, Kellog, ID 83837. The analytical method was used by the laboratory to assay the samples was fire assay with an AA finish.

We are unaware of the charge weights and detection limits associated


with the assay techniques that were performed on the samples.

The Delmoe Lake property is located on the southeast flank of the

Boulder Batholith. A major northeast-southwest trending fault line is immediately adjacent to the mineralized area.

Northeast-southwest trending fault lines appear to be a main controlling trend for mineralization in Montana and Idaho.

A series of quartz veins can be traced on surface for a distance of approximately 4,000 feet. The host rock is a massive quartz

monzonite to granodiorite. Alteration is minimal with minor

bleaching and the introduction of or replacement by silica of the wallrocks adjacent to mineralized veins.

The U.S. Geological Survey completed an aeromagnetic geophysical survey for southwest Montana in 1964-65.

The property is considered to be at the grass-roots exploration stage. The proposed Phase 1 budget for Delmoe Lake is based on defining drill targets with an expenditure of $134,000. Work should include surface geologic mapping, sampling, survey control, access road repair, rehabilitation of hillside tunnels that were created to gain access to the mineralized deposits, and digging ditches and/or trenches with subsequent mapping, sampling and analysis, soil survey, permitting and bonding for the work program. Contingent upon the successful completion of the Phase 1 program, a Phase 2 program may be warranted at an estimated cost of $250,000.

Employees

We currently have no full-time employees. Our only employees are,

Lloyd J. Bardswich (Joe) who serves as a director and our president and treasurer; Kitt M. Dale who serves as a director; and Samuel Lee

Henry who serves as a director and our secretary.

We expect that Mr. Bardswich will spend as much as 20 hours each week in attending to our business affairs, but Mr. Bardswich is not obligated to do so. We expect that Mr. Bardswich will also be engaged as a consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary. We believe that the time Mr. Bardswich intends to devote


to our business affairs, along with the time to be provided to us by our other employees, will initially be adequate for us to implement our plan of operations. As our business develops and as our

financial resources permit, we intend to hire such additional staff as may be necessary to further develop and implement our plan of operations.

We expect that Mr. Dale will spend as much as 5 hours each week in attending to our business affairs, but Mr. Dale is not obligated to do so. We expect that Mr. Dale will also be engaged as a consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary. Such other business activities may be considered a conflict of interest because

Mr. Dale must continually make decisions on how much of his time he will allocate to our business as against his other business

projects, which may be competitive to our business, or where he will allocate new business opportunities.

We expect that Mr. Henry will spend as much as 5 hours each week in attending to our business affairs, but Mr. Henry is not obligated to do so. We expect that Mr. Henry will also be engaged as a

consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary.

Facilities

The Company's principal executive offices are located at 1 Alder

Gulch Road, Virginia City, Montana 59755; telephone (406)843-5383.

We do not own an interest in the real property where our principal executive offices are located.

                              MANAGEMENT

Executive Officers and Directors

The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his


respective successor has been elected and qualifies.




       Name Age Positions

Lloyd J. 61 Director, President, Treasurer and

Bardswich Chief Financial Officer

Kitt M. Dale 45 Director

Samuel L. Henry 32 Director and Secretary



Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annually by the

Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.

Mr. Bardswich is one of our founders and has held his positions with us since our inception.

Mr. Bardswich is one of our Directors and serves as our corporate

President, our Treasurer and our Chief Financial Officer.

Mr. Bardswich holds a B.A. Sc. from the University of Windsor,

Ontario Canada and a M.Eng (Mining) degree from McGill University,

Montreal Canada. From 1994 through November 1, 2005, Mr. Bardswich has been the president and general manager of Madison Mining

Corporation, a private Montana corporation, which owns a cyanide permitted gold mine and mill in Madison County, Montana. Also, since

1999 through November 1, 2005, Mr. Bardswich served as a mining consultant to Vertical Investments (located in Zimbabwe), Shadow

Gold (located in Mali) and Cline Mining (located in Ontario) and a variety of other junior gold mining and gold exploration companies,

and has also been the president and director of BRC Diamond

Corporation, a publicly held company that trades on the Toronto

Venture Exchange under the symbol "BRC." In December 2004, Mr.

Bardswich became a director of United Bolero Development, a publicly held company that trades on the Toronto Venture Exchange under the symbol "UNB." Since 2005, Mr. Bardwich has served as the President of Montana Molybdenum Corporation, which operates a molybdenum mine in Lewis and Clark County, Montana.

Mr. Bardswich does not devote his entire time to us. He does intend to regularly discuss our affairs and to review the status of our


business operations. We anticipate that Mr. Bardswich will devote up to 20 hours per weeks to our business affairs. Any conflicts of interest that arise affecting Mr. Bardswich and us will be resolved by him in a manner that he deems will be fair. You may not agree with his determination. If you have any doubt about the abilities or integrity of Mr. Bardswich, you should not purchase any shares.

Mr. Dale is one of our Directors.

Kitt M. Dale holds a Bachelors of Science (Mining Engineering) from

Montana College of Mineral Science and Technology, Butte, Montana.

For the past five (5) years, Mr. Dale has been the owner and operator of Indian Hay Ranch located in Sheridan, Montana, which is a producer of beef and specialized agricultural products related to the beef industry. From late 1998 to February 2003, Mr. Dale served as a consulting mining engineer for M3 Engineering and Technology

Group, Inc., which is a full service engineering and architectural design company headquartered in Tucson, Arizona. Since February

2003, Mr. Dale has also served as a part time consulting engineer to

Barrick Gold (the world's largest producer of gold), Kennecott Utah

Copper Company (the world's largest open pit copper mine located west of Salt Lake City Utah), and the Ascentis Operations Company

(an affiliate of Ausenco Limited, one of Australia's premier engineering and project management companies specializing in the design, building, extension and refurbishment of mineral processing plants worldwide).

Mr. Dale does not devote his entire time to us. He does intend to regularly to discuss our affairs and to review the status of our business operations with Mr. Bardswich and Mr. Henry. We anticipate that Mr. Dale will devote up to 5 hours per weeks to our business affairs. If you have any doubt about the abilities or integrity of

Mr. Dale, you should not purchase any shares.

Mr. Henry is one of our Directors and serves as our corporate

Secretary.

Mr. Henry holds an Associates degree in Business from the University of Montana, Western in Dillon, Montana. From May 1997 through March

16, 2004, Mr. Henry was a project supervisor with Moen Builders and

M&W Milling and Refining located in Virginia City, Montana and which are owned by the same individuals. Moen Builders and M&W Milling and


Refining build mining equipment, operate small gold mines and operate a mill and refinery in Madison County, Montana. From May 17,

2004 though May 1, 2005, Mr. Henry served as a project supervisor for ORO Management which owns and operates a placer gold mine in

Madison County, Montana. From May 1, 2005 to the present, Mr. Henry has been a construction supervisor for 3 Rivers Communication located in Ennis, Montana, which is a telecommunications company.

Mr. Henry does not devote his entire time to us. He does intend to regularly to discuss our affairs and to review the status of our business operations with Mr. Bardswich and Mr. Dale. We anticipate that Mr. Henry will devote up to 5 hours per weeks to our business affairs. If you have any doubt about the abilities or integrity of

Mr. Henry, you should not purchase any shares.

Executive Compensation of our Executive Officers

We have no agreements relating to compensation with Mr. Bardswich,

with Mr. Dale or with Mr. Henry. We have in the past, and

anticipate that we will in the future, compensate Mr. Bardswich, Mr.

Dale and Mr. Henry on a consulting basis in accordance with industry standard rates for the work provided. The compensation of our executive officers will be determined by our Board of Directors.

Our executive officers have verbally agreed to defer the payment of any compensation from us as an executive officer until such time, if any, that we obtain sufficient capital through this offering or otherwise. We do not presently intend to use any of the proceeds of this offering to compensate our executive officers, except that we intend to reimburse our executive officers for any expenses of the offering paid by them, if any.

We do not have any written procedures in place to address conflicts of interest that may arise as a result of their outside business interests. Any such conflicts of interest that arise will be resolved by the executive officer himself in a manner that he deems will be fair. You may not agree with his determination. If you have any doubt about the abilities or integrity of any of the executive officers, you should not purchase any shares.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2005, there are 2 holders of record of our common stock. The following table sets forth certain information as of

December 31, 2005 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities and as to each class of our equity securities beneficially owned by our directors and officers and directors as a group:




    Name of Beneficial Owner Amount of Shares Approximate

                                Beneficially Percent of

                                Owned Class

Arnold T. Kondrat 450,000 90.0%

1 First Canadian Place

Suite 7070

Toronto, Ontario M5X 1E3

Canada

Lloyd J. Bardswich 50,000 10.0%

1 Alder Gulch Road

Virginia City, Montana 59755

Officers and Directors as a 50,000 10.0%

Group (1 person)



                         CERTAIN TRANSACTIONS

On formation, we issued an aggregate of 500,000 shares of our common stock to the following two (2) founders: Arnold T. Kondrat and Lloyd

J. Bardwich (the "Founders"). Arnold T. Kondrat paid $45,000 for

450,000 shares and Lloyd J. Bardwich paid $5,000 for 50,000 shares.

The Founders, all of whom are, pursuant to the provisions of Rule

405 of Regulation C under the Securities Act, are deemed to be organizers of the Company since at inception, each of such

shareholders received in excess of ten (10%) percent of the common stock of the Company.


                     DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 1,500,000 shares of common stock, par value $.0001 per share, and 500,000 shares of preferred stock, par value $.0001 per share.

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to

preemptive rights, and the common stock is not subject to conversion or redemption.

The holders of our securities described under the caption "Security

Ownership of Certain Beneficial Owners and Management", above, one of which is one of our director and an executive officer, own all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

Our preferred stock may be issued from time to time in one or more series, and each of such series will have distinctive serial designations in such manner as is determined by our Board of Directors.

Each series of preferred stock may be of such number of shares and may have such rights and preferences, including but not limited to special voting rights, redemption rights, conversion rights,

dividend rights, liquidation rights, other relative, participating,

optional or other special rights, and qualifications, limitations or restrictions, as may be stated in the resolution of our Board of

Directors providing for the issuance of such preferred stock.


Control-Share Acquisitions and Affiliated Transactions

We may become subject to the control-share acquisition and

affiliated transaction provisions of the Florida Business

Corporation Act. Those provisions could have the effect of

discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. Those provisions may also

discourage bids for our common stock at a premium over the market price.

Transfer Agent

We intend to engage Florida Atlantic Stock Transfer Company, Inc.,

7130 Nob Hill Road, Tamarac, FL 33321 whose telephone number is

(954)726-4954 as the transfer agent for our common stock.

                   SHARES ELIGIBLE FOR FUTURE SALE

Prior to this

offering, there has not been any public market for our common stock.

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities. As of March 25, 2006, all of the shares that are owned by Arnold T. Kondrat and Lloyd J. Bardswich are eligible for sale pursuant to the provisions of Rule 144.

In general, under Rule 144, any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     * 1% of the number of shares of our common stock then

          outstanding or

     * the average weekly trading volume of the common stock on

          Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.


Shares that were acquired from us at least two years prior to the proposed sale may generally be sold by non-affiliates without restriction. Any shares purchased by our affiliates in this

offering and subsequently publicly sold by those affiliates will not be subject to the one-year holding period. Sales under Rule 144 are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                         PLAN OF DISTRIBUTION

Our Offering

We are offering 200,000 shares on a "best efforts" basis. Unless we receive paid subscriptions for at least 40,000 shares by May 31,

2006, no shares will be sold and all proceeds will be promptly returned to subscribers without interest. If we sell at least

40,000 shares by that date, we may extend our offering until the earlier of September 30, 2006 or such time that all 200,000 shares are sold. The minimum purchase is 1,000 shares. There is no limit on the number of shares that may be purchased by any of our

founders. Any purchases by them must be made with investment intent and made on the same terms and conditions as are purchases made by public investors.

We are making the offering through our President, who will not be compensated for offering the shares. However, subject to the limitation described under "Use of Proceeds," we will reimburse him for all expenses incurred by him in connection with the offering.

Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in the event of an underwritten offering.

With respect to the offering, the President will be relying on the safe harbor exemption from broker dealer registration that is set forth in Rule 3a4-1 under the Securities Exchange Act of 1934. The

President is eligible to rely on the safe harbor exemption because

(i) he is not subject to statutory disqualification, (ii) he is not being compensated for offering the shares, (iii) he is not an associated person of a broker dealer, (iv) after the offering, the

President will primarily perform substantial duties for the Company that are unrelated to this offering, (v) he was not a broker, dealer


or an associated person of a broker dealer within the past 12 months and (vi) he will not participate in selling or offering of

securities of any other issuer more than once every 12 months.

Prior to this offering, there has been no market for our common stock. The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management,

and the general condition of the equity securities market.

We initially intend to offer our shares in the states of Florida and

New York, although we may expand our offering to other states. We intend to solicit investors only through personal contacts and not with direct mailings. Except for this prospectus, we do not intend to use any sales materials in promoting this offering.

Our officers, directors, employees and affiliates may purchase shares in this offering. Even though our officers, directors,

employees and affiliates may purchase shares in this offering, (i)

no offers for purchase or sale of shares will be made prior to the filing of this registration statement, (ii) any offers for purchase and sale of shares will be made only with the prospectus, and (iii)

no funds have or will be committed or paid prior to the effective date of this registration statement.

If a public market develops for our common stock, trading in the common stock may be subject to the requirements of applicable rules under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common


stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions,

the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting

transactions in our common stock, which could severely limit its liquidity.

                          LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject, or to our knowledge, any proceedings contemplated by governmental authorities.

                           INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation

Act. The Act permits us to indemnify any person who is or is threatened to be made a party to any threatened, pending or

completed action, suit or proceeding, whether civil, criminal,

administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in

connection with the action, suit or proceeding; provided, however,

that the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests,

and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify such officer or director against the expenses which such officer or director actually and


reasonably incurred. The indemnification provisions of the Florida

Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            LEGAL MATTERS

The validity of the shares of common stock offered by this

prospectus have been passed upon for us by Edward H. Gilbert, P.A.

to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Edward H. Gilbert is the sole owner of Edward H. Gilbert, P.A. Neither Mr. Gilbert nor Edward H.

Gilbert, P.A. own any of our shares. Mr. Gilbert is not one of our officers, nor is he a director.

                               EXPERTS

The financial statements included in this Prospectus and in the

Registration Statement have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                        ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is


omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or

document. You may read the registration statement and other

materials we file with the SEC at the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.

Copies of the registration statement and other materials we file with the SEC may be obtained from the Public Reference Section upon payment of the prescribed fees therefor. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Upon the effectiveness of the registration statement of which this

Prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We intend to furnish our stockholders with annual reports containing audited financial statements.


                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                         FINANCIAL STATEMENTS

                          DECEMBER 31, 2005

                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                               CONTENTS




                                                       Page(s)

Report of Independent Registered Public Accounting 63

Firm

Balance Sheet 65

Statement of Operations and Deficit 67

Statement of Cash Flows 69

Notes to Financial Statements 71




       Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders of

Gentor Resources, Inc.

(An Exploration Stage Company)

We have audited the balance sheet of Gentor Resources, Inc. (an

Exploration Stage Company) as at December 31, 2005, and the

statements of operations and deficit and cash flows for the period

March 24, 2005 (date of inception) to December 31, 2005. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the

Public Company Accounting Oversight Board (United States). Those

standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the

Company's internal control over financial reporting. Accordingly,

we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Gentor Resources, Inc.

(an exploration stage company) as at December 31, 2005 and the results of its operations and cash flows for the period from March

24, 2005 (date of inception) to December 31, 2005 in conformity with

United States generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in

Note 1 to the financial statements, the Company has a net loss of

$97,637 for the period ended December 31, 2005 and a Shareholders'

Deficit of $47,637 as at December 31, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario

March 7, 2006


                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                            BALANCE SHEET

                        (STATED IN US DOLLARS)

                       AS AT DECEMBER 31, 2005




ASSETS

CURRENT

Cash & cash equivalents (note 3) $19,441

                                                     ------------

TOTAL CURRENT ASSETS $19,441

                                                     ============

LIABILITIES

CURRENT

Accounts payable and accrued liabilities $67,078

                                                     ------------

TOTAL CURRENT LIABILITIES $67,078

SHAREHOLDERS' DEFICIT

Authorized

1,500,000 Common shares, $0.0001 par value

500,000 Preferred shares, $0.0001 par value

Issued and outstanding


500,000 common shares (note 5) 50

Paid-in capital 49,950

Deficit accumulated during exploration stage (97,637)

                                                     ------------

Shareholder Equity (Deficiency) ($47,637)

                                                     ------------

TOTAL LIABILITIES AND SHAREHOLDER DEFICIT $19,441

                                                     ============



See accompanying summary of accounting policies and notes to financial statements.


                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                 STATEMENT OF OPERATIONS AND DEFICIT

                        (STATED IN US DOLLARS)

              FOR THE PERIOD MARCH 24, 2005 (INCEPTION)

                      THROUGH DECEMBER 31, 2005




EXPENSES

Mineral Properties $7,500

Consulting fees - related parties 7,400

Consulting fees - others 4,409

Legal, accounting and auditing fees 77,078

General and administrative expenses 1,432

                                                  -----------

                                                  (97,819)

Interest income 182

                                                  -----------

NET LOSS (97,637)

DEFICIT, BEGINNING OF THE PERIOD -

                                                  -----------

DEFICIT, END OF PERIOD $(97,637)

                                                  ===========


Basic and diluted loss per common share 0.20

Weighted aver number of shares 500,000



See accompanying summary of accounting policies and notes to financial statements.


                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                       STATEMENT OF CASH FLOWS

                        (STATED IN US DOLLARS)

              FOR THE PERIOD MARCH 24, 2005 (INCEPTION)

                       THROUGH DECEMBER 31, 2005




CASH PROVIDED BY (APPLIED TO):

OPERATING ACTIVITIES:

Adjustments required to reconcile net loss with

net cash used in operating activities

Net loss for the period $(97,637)

CHANGE IN NON CASH WORKING CAPITAL BALANCE

Accounts payable and accrued liabilities (67,078)

                                                  -----------

                                                  (30,559)

INVESTING ACTIVITIES:

FINANCING ACTIVITIES:

Common shares issued 50,000

                                                  -----------

NET INCREASE IN CASH & EQUIVALENTS $19,441

                                                  ===========


SUPPLEMENTARY CASH FLOW INFORMATION

                                                  -----------

CASH RECEIVED FOR INTEREST $182

                                                  ===========



See accompanying summary of accounting policies and notes to financial statements.


                        GENTOR RESOURCES, INC.

                    (AN EXPLORATION STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2005

1. ORGANIZATION AND GOING CONCERN

Gentor Resources, Inc. ("the Company") was incorporated on March 24,

2005 under the Florida Business Corporation Act. The Company is an

exploration stage company formed for the purpose of prospecting and developing mineral properties. During the period, the company purchased option agreements to acquire exclusive gold exploration,

prospecting and development rights and privileges to six (6)

unpatented mining claims ("the Mining Claims"), located in the

Jefferson County, State of Montana. To date, the Company's

activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which

contemplates, the realization of assets and satisfaction of

liabilities in the normal course of business. The Company has a net loss from operations of $97,637 for the period ended December 31,

2005 and a shareholders' deficit of $47,637 as at December 31, 2005.

The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital

expenditure, working capital and other cash requirements for the year ending December 31,2006.

The Company's continued existence is dependent upon it emerging from the exploration stage, obtaining additional financing to continue operations, explore and develop the mining properties and the discovery, development and sale of ore reserves.

The Company plans to apply for an SB-2 Registration Statement and intends to raise additional funding through public or private place offerings. Funding may not be available at all or at terms that are acceptable to the Company.


The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the company to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) CASH AND CASH EQUIVALENTS

     Cash and equivalents consist of bank balances and other short term, highly liquid instrument with maturity of three months or less at the time of issuance.

     b) USE OF ESTIMATES

     The preparation of financial statements in accordance with

     United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

     c) MINERAL PROPERTIES

     The Company holds option agreements to acquire exclusive gold exploration, prospecting and development rights and privileges to six (6) unpatented mining claims ("the Mining Claims"),

     located in the Jefferson County, State of Montana. Under the mining exploration and option agreement signed on April 29,

     2005,the Company holds the exclusive option to purchase the

     Mining Claims for a total cash consideration of One million

     United States dollars ($1,000,000) ("the purchase price")

     subject to a 2% Net smelter return royalty. A option payment of

     $7,500 was made upon execution of the option agreement on April

     29, 2005 and an additional payment of $7,500 is due on the first anniversary date of signing the option agreement and

     $10,000 per year for the second and third anniversary dates of signing and then $15,000 per year thereafter until the purchase


     price has been paid, unless the agreement is terminated or cancelled. In the event the option to purchase is exercised,

     all annual payments and/or royalty production payments will be credited against the purchase price.

     Annual option payments towards the Mining Claims are expensed until such time as the properties have proven reserves when these amounts will be capitalized under mineral properties. The

     Company is also required to pay $750 for annual maintenance fee.

     d) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Unless otherwise noted, it is management's opinion that the

     Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair value of its financial instruments approximates their carrying values, unless otherwise noted.

     e) INCOME TAXES

     Deferred income taxes are reported for temporary differences between items reported in the financial statements and those reported for income tax purposes in accordance with US GAAP,

     which requires the use of asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and for the tax loss and credits carryforwards.

     Deferred tax assets and liabilities are measured using the enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be

     recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not. The deferred taxes for the company therefore amount to nil at the balance sheet date.

     f) NET LOSS PER COMMON SHARE

     Basic EPS is computed by dividing income (loss) attributable to common stockholders by weighted average number of common shares


     outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

     g) FOREIGN CURRENCY TRANSLATION

     Foreign currency transactions are translated into US dollars as follows:

     At the transaction date, each asset, liability, revenue and expense is translated into US dollars by the use of the

     exchange rate in effect at that date. At the year end date,

     monetary assets and liabilities are translated into US dollars by using the exchange rate in effect at that date. The

     resulting foreign exchange gains and losses are included in the current income period.

3. CASH AND CASH EQUIVALENTS

     Bank account $4,266

     Cash on short term deposit $15,175

                                                               $19,441

                                                              ========

     The term deposit matures on January 23, 2006 and bears interest at 2.3%.

4. RELATED PARTY TRANSACTIONS

     As part of initial capitalization of the Company, the founding shareholders subscribed for 500,000 common shares for cash consideration of $50,000.

     Consulting fees of $7,400 were paid to a director of the

     Company.

     These transactions are in the normal course of the Company's operations and were measured at the exchange amount.


5. SHARE CAPITAL

     The authorized share capital of the Company consists of 500,000 preferred shares and 1,500,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote and no holder of the common shares shall be entitled to any right of cumulative voting. Preferred shares may be issued is series with distinctive serial designations.

     Currently, the Company has outstanding 500,000 common shares and no preferred shares. These were issued on incorporation

     March 24, 2005.

6. INCOME TAXES

     The Company uses the liability method, where deferred tax

     assets are liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amount of assets and liabilities for financial and income tax reporting purposes. During the period from March 24,

     2005 (inception) to December 31, 2005, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward has been fully reserved. The net operating loss carryforward is $97,637 at

     December 31, 2005, and will expire in the year 2025.

     At December 31, 2005, deferred tax assets consisted of the following:

     Net operating losses $33,196

     Less: valuation allowance (33,196)

     Net deferred tax asset $ -


No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by Gentor Resources, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates.

This prospectus does not constitute an offer to sell or a

solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                       -----------------------


                       ------------------------


Until __________________, 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these

securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as

underwriters and with respect to their unsold allotments or

subscriptions.

                        Gentor Resources, INC.

                             COMMON STOCK

                       ------------------------

                              PROSPECTUS

                       ------------------------

                            May 1, 2006


                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.




                     ITEM AMOUNT

SEC registration fee $117.70

Printing $3,000.00

Legal fees and expenses $35,000.00

Accounting and auditing fees and expenses $16,700.00

Blue sky fees and expenses $5,000.00

Transfer agent fees $3,000.00

Miscellaneous $1,500.00

TOTAL $64,317.70



ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business

Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any

threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as a an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably


believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no

indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant.

Where an officer or director is successful on the merits or

otherwise in the defense of any action referred to above, the

Registrant must indemnify such person against the expenses which such person actually and reasonably incurred. The foregoing

indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) Upon formation, the Registrant issued 500,000 shares of common stock for an aggregate consideration of $50,000 to

          two founders, all of whom are, pursuant to the provisions

          of Rule 405 of Regulation C under the Securities Act are

          deemed to be "organizers" of the Company since at

          inception, each of such shareholders received in excess of ten (10%) percent of the common stock of the Company.

     (b) There were no principal underwriters.

     (c) The aggregate consideration for the securities referred to in subparagraph was $50,000.

     (d) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to

          the securities pursuant to Section 4(2) thereof inasmuch

          as no public offering was involved.

ITEM 27. EXHIBITS.

      3.01 Articles of Incorporation(2).

      3.03 Bylaws (2).

      4.01 Form of Specimen Stock Certificate for the

               Registrant's Common Stock (2).

      5.01 Opinion of Edward H. Gilbert, P.A. regarding legality of securities being registered (1).

     10.01 Amended and Restated Option Agreement (1).

     23.01 Consent of Edward H. Gilbert, P.A. (included in

               Exhibit 5.01)(1).

     23.02 Consent of BDO Dunwoody LLP (1).

     23.03 Consent of Roscoe Postle Associates, Inc.(2).

____________________

(1)Filed herewith.

(2)Filed as part of the Registration Statement on Form SB-2.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this

          Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which,

          individually or together, represent a fundamental change

          in the information in the Registration Statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was


          registered) and any deviation from the low or high end of

          the estimated maximum offering range may be reflected in

          the form of prospectus filed with the Commission pursuant

          to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in

          the maximum aggregate offering price set forth in the

          "Calculation of Registration Fee" table in the effective

          registration statement.

          (iii) Include any additional or changed material

          information on the plan of distribution.

     (2) For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new

          registration statement of the securities offered, and the

          offering of the securities at that time to be the initial

          bona fide offering.

     (3) To file a post-effective amendment to remove from

          registration any of the securities that remain unsold at

          the end of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to directors, officers and

controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such

indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a

director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Virginia City, State of Montana,

on the 1st day of May, 2006.

                                Gentor Resources, Inc.

                                /s/ Lloyd J. Bardswich

                                ---------------------------------

                                By: Lloyd J. Bardswich, President

                                and principal executive officer

                                /s/ Lloyd J. Bardswich

                                ---------------------------------

                                By: Lloyd J. Bardswich, principal

                                financial officer

In accordance with the requirements of the Securities Act of 1933,

this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: May 1, 2006 /s/ Lloyd J. Bardswich

                                ---------------------------------

                                By: Lloyd J. Bardswich, principal

                                executive officer

Date: May 1, 2006 /s/ Lloyd J. Bardswich

                                ---------------------------------

                                By: Lloyd J. Bardswich, principal

                                accounting officer

Date: May 1, 2006 /s/ Lloyd J. Bardswich

                                ---------------------------------

                                By: Lloyd J. Bardswich, director

Date: May 1, 2006 /s/ Kitt M. Dale

                                ---------------------------------

                                By: Kitt M. Dale, director

Date: May 1, 2006 /s/ Samuel L. Henry

                                ---------------------------------

                                By: Samuel L. Henry, director